Exhibit 99.1

EVERTEC RECEIVES NYSE NOTICE REGARDING LATE FORM 10-K FILING

SAN JUAN, PUERTO RICO – March 22, 2016 – EVERTEC, Inc. (NYSE: EVTC) (“EVERTEC” or the “Company”) announced today that, as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K”), it has received a notice from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual.

As previously disclosed, the reason for the delay is that the Company is continuing to evaluate the accounting in prior years’ financial statements for a net operating loss tax deduction relating to certain 2010 expenditures. This tax deduction resulted in the recognition of a deferred tax asset of approximately $14 million as of December 31, 2010.

The NYSE informed the Company that, under the NYSE’s rules, the Company will have six months from March 15, 2016 to file the Form 10-K with the SEC. The Company can regain compliance with the NYSE listing standards before that deadline by filing the Form 10-K with the SEC. The Company is diligently working to complete the analysis of its prior accounting and fully expects to file the 2015 Form 10-K within the NYSE’s six-month deadline, if not sooner.

About EVERTEC

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The Company manages a system of electronic payment networks that process more than two billion transactions annually, and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, EVERTEC owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. Based in Puerto Rico, the Company operates in 19 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. Particular risks and uncertainties include, among others, the failure of the Company to complete the analysis described above and file its 2015 Form 10-K in a timely manner and the potential resolution of the tax and related accounting position in a manner adversely affecting the Company’s financial results. Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Investor Contact

Kay Sharpton

(787) 773-5442

IR@evertecinc.com